UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

November 28, 2025 (November 28, 2025)

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 28, 2025, Bennett J. Yankowitz resigned from the board of directors of RocketFuel Blockchain, Inc. (the “Company”) and its wholly owned subsidiaries, RocketFuel Blockchain Company and RocketFuel Blockchain A/S. He also resigned all offices, including chief financial officer, with the Company and its subsidiaries. A copy of Mr. Yankowitz’s letter of resignation is attached to this Report as Exhibit 17.1.

Effective June 1, 2025, the Company and Mr. Yankowitz agreed for Mr. Yankowitz to serve on the Company’s advisory board. A copy of the Board of Advisors Agreement is attached to this Report as Exhibit 17.2. As compensation Mr. Yankowitz received a grant of options to purchase 100,000 shares of our common stock. The options were issued under our 2018 Stock Incentive Plan (the “Plan”).  The options are (i) incentive stock options, (ii) have an exercise price equal to the fair market value per share of our common stock on June 11, 2025, (iii) have a term of 10 years, (iv) vest and become exercisable as to 25% of the shares subject to the options on June 11, 2025 and 1.596% of the shares subject to the options on the 11th day of each calendar month during the term of his agreement, commencing on July 11, 2025, (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. Upon a Change in Control of the Company (as defined in the Plan), all unvested options shall immediately vest.

On June 11, 2025, our chief financial officer, Peter M. Jensen, received a grant of options to purchase 3,360,489 shares of our common stock. The options were issued under the Plan.  The options are (i) be incentive stock options, (ii) have an exercise price equal to the fair market value per share of our common stock on June 11, 2025, (iii) have a term of 10 years, (iv) vest and become exercisable as to 25% of the shares subject to the options on June 11, 2025 and 1.596% of the shares subject to the options on the 11th day of each calendar month during the term of his agreement, commencing on July 11, 2025, (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of our standard form of stock option agreement. Upon a Change in Control of the Company (as defined in the Plan), all unvested options shall immediately vest.

Item 8.01 Other Events

On June 11, 2025, our board of directors amended the Plan to increase the number of shares available for grant from 8,000,000 to 11,000,000. The board also directed that the amendment be submitted to our stockholders for approval.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to 2018 Stock Option Plan
17.1	Resignation Letter from Bennett J. Yankowitz
17.2	Board of Advisors Agreement between the Company and Bennett J. Yankowitz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 28, 2025	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer